Exhibit 99.1

IMMEDIATE RELEASE

Date: April 7, 2025

Bluejay Diagnostics Announces Entry into Warrant Inducement Transaction for
Approximately $3.7 Million in Gross Proceeds

ACTON, Mass., April 7, 2025 -- Bluejay Diagnostics, Inc. (NASDAQ: BJDX) (“Bluejay” or the “Company”), a medical technology company developing rapid diagnostics on its Symphony platform to improve patient outcomes in critical care settings, today announced that it has entered into an agreement with institutional investors that are existing holders of warrants to purchase shares of common stock of the Company for cash (the “Existing Warrants”), wherein the investors agreed to exercise the Existing Warrants to purchase up 1,085,106 shares of common stock at a reduced exercise price of $3.42 per share, resulting in gross proceeds of approximately $3.7 million, before deducting offering fees and other expenses payable by the Company.

In consideration for the exercise of the Existing Warrants for cash, the investors received new warrants (the “New Warrants”) to purchase up to an aggregate of 1,085,106 shares of common stock. The New Warrants are exercisable immediately at an exercise price of $3.42 per common share and will expire five years from the issuance date.

The Company issued and sold the New Warrants and any shares of common stock issuable upon exercise of the New Warrants in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) by virtue of Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder.

Aegis Capital Corp. acted as the exclusive financial advisor in connection with the transaction. Hogan Lovells US LLP acted as counsel to the Company for the transaction. Kaufman & Canoles, P.C. served as counsel to Aegis Capital Corp. for the transaction.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Bluejay Diagnostics:

Bluejay Diagnostics, Inc. is a medical diagnostics company focused on improving patient outcomes using its Symphony System, a cost-effective, rapid, near-patient testing system for sepsis triage and monitoring of disease progression. Bluejay’s first product candidate, an IL-6 Test for sepsis, is designed to provide accurate, reliable results in approximately 20 minutes from ‘sample-to-result’ to help medical professionals make earlier and better triage/treatment decisions. More information is available at www.bluejaydx.com.

Forward-Looking Statements:

This press release contains statements that the Company believes are “forward-looking statements” within the meaning of the Private Litigation Reform Act. Forward-looking statements in this press release include, without limitation, statements pertaining to the completion of the transaction and the intended use of proceeds from the transaction, the expected nature and timing of the Company’s planned FDA submission and related plans for clinical study completion, whether the Company’s cash position will be sufficient to fund operations needed to achieve regulatory approval and initial commercialization of the Symphony IL-6 Test, whether such regulatory approval will actually occur, and the continuation of the Company as a going concern. Forward-looking statements may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “suggest,” “will,” and similar expressions. The Company has based these forward-looking statements on its current expectations and projections about future events, nevertheless, actual results or events could differ materially from the plans, intentions and expectations disclosed in, or implied by, the forward-looking statements the Company makes. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including market and other conditions and those discussed under item 1A. “Risk Factors” in our Form 10-K for the fiscal year ended December 31, 2024, as filed with the Securities and Exchange Commission on March 31, 2025. You should not place undue reliance on these forward-looking statements, as they are subject to risks and uncertainties, and actual results and performance in future periods may not occur or may be materially different from any future results or performance suggested by the forward-looking statements in this release. This press release speaks as of the date indicated above. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. The Company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any future changes in the Company’s expectations of results or any future change in events, except as required by law.

Investor Contact:
Neil Dey
Bluejay Diagnostics, Inc.
neil.dey@bluejaydx.com
978-631-0310

Website: www.bluejaydx.com